Vesting Schedule

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                                    Date:   3/31/05      9/30/05       3/31/06
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                  Event
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(a)   Completion of a financing whose        30,000      30,000        30,000
      gross proceeds exceed $5 million       shares      shares        shares
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(b)   Completion of AMEX or other Major      20,000      20,000        20,000
      exchange listing                       shares      shares        shares
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(c)   Completion of a substantial
      licensing and/or strategic
      transaction: (i) with a major
      healthcare or healthcare-related       50,000      50,000        50,000
      company, (ii) that will produce        shares      shares        shares
      significant cash payments to
      Biophan in the near term, and
      (iii) will have a significant
      or material effect on earnings
      and/or revenues
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                                    Total   100,000     100,000       100,000
                                             shares      shares        shares
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